Exhibit 99.1
NEUROLOGIX ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS
FORT LEE, N.J. (August 12, 2009) Neurologix, Inc. (OTCBB: NRGX) (the “Company”), a biotechnology company developing innovative gene therapies for the brain and central nervous system, announced today its financial results for the second quarter and six months ended June 30, 2009.
For the three months ended June 30, 2009, the Company reported a net loss of $2.2 million, as compared with a net loss of $1.4 million for the three months ended June 30, 2008. The Company reported a net loss applicable to common stock for the second quarter of 2009 of $3.0 million, or $0.11 per basic and diluted share, as compared with a net loss applicable to common stock of $2.8 million, or $0.10 per basic and diluted share, for the same period in 2008.
The net loss applicable to common stock for the three months ended June 30, 2009 includes charges of $0.7 million, or $0.03 per basic and diluted share, related to preferred stock dividends in connection with the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”). For the three months ended June 30, 2008, the net loss applicable to common stock includes charges of $1.4 million, or $0.05 per basic and diluted share, related to the accretion of beneficial conversion features ($0.8 million) in connection with the issuance of the Series D Stock in April 2008, as well as preferred stock dividends ($0.6 million) in connection with the Series D Stock and the Series C Stock.
For the six months ended June 30, 2009, the Company reported a net loss of $7.1 million, as compared with a net loss of $3.3 million for the six months ended June 30, 2008. The Company reported a net loss applicable to common stock for the six months ended June 30, 2009, of $8.6 million, or $0.31 per basic and diluted share, as compared with $5.3 million, or $0.19 per basic and diluted share, for the same period in 2008. For the six months ended June 30, 2009, the net loss applicable to common stock includes charges of $1.5 million, or $0.05 per basic and diluted share, related to preferred stock dividends in connection with the Series D Stock and the Series C Stock. For the six months ended June 30, 2008, the net loss applicable to common stock includes charges of $2.0 million, or $0.07 per basic and diluted share, related to the accretion of beneficial conversion features ($0.8 million) in connection with the issuance of the Series D Stock in April 2008, and preferred stock dividends ($1.2 million) in connection with the Series D Stock and the Series C Stock.
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Neurologix had cash and cash equivalents of approximately $14.7 million at June 30, 2009.

John Mordock, President and Chief Executive Officer of Neurologix, noted that these financial results were consistent with the Company’s expectations, and further, that Neurologix’s Phase 2 clinical trial in advanced Parkinson’s disease is proceeding on schedule. “In June, the Data Monitoring Committee (a group of independent medical experts with responsibility for reviewing and evaluating the safety data generated from this trial) completed their review of all data to date from the first seven patients enrolled in the trial and recommended the continuation of the trial,” said Mr. Mordock. “We expect to conclude the surgeries for the trial in the second half of 2009 and to announce initial efficacy data in the first half of 2010.”
The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.
About Neurologix
Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.
Cautionary Statement Regarding Forward-looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•
The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2009, it incurred net losses and negative cash flows from operating activities of approximately $41.4 million and $31.6 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

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At June 30, 2009, the Company had cash and cash equivalents of approximately $14.7 million, which management believes will be sufficient to fund the Company’s operations through at least June 30, 2010. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders. If the Company is unable to secure additional funding in the second half of 2009 or shortly thereafter, its ability to continue as a going concern may be in doubt.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA) for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Marc Panoff
Chief Financial Officer, Treasurer and Secretary
(201) 592-6451
marcpanoff@neurologix.net
Joan Kureczka
Kureczka/Martin Associates
(415) 821-2413
Jkureczka@comcast.net
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NEUROLOGIX, INC. AND SUBSIDIARY
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,736	$18,906
Prepaid expenses and other current assets	315	323

Total current assets	15,051	19,229
Equipment, less accumulated depreciation of $584 and $542 at June 30, 2009 and December 31, 2008, respectively	128	141
Intangible assets, less accumulated amortization of $222 and $182 at June 30, 2009 and December 31, 2008, respectively	836	748
Other assets	5	5

Total Assets	$16,020	$20,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,489	$850

Total current liabilities	1,489	850

Derivative financial instruments, at estimated fair value — Warrants	3,050	—

Total liabilities	4,539	850

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at June 30, 2009 and December 31, 2008, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 281,263 and 285,878 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively, with an aggregate liquidation preference of $6,558 and $5,863 at June 30, 2009 and December 31, 2008, respectively	28	29
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at June 30, 2009 and December 31, 2008, with an aggregate liquidation preference of $28,392 and $27,031 at June 30, 2009 and December 31, 2008, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,865,010 and 27,764,058 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	28	28
Additional paid-in capital	56,557	62,393
Deficit accumulated during the development stage	(45,205)	(43,250)

Total stockholders’ equity	11,481	19,273

Total Liabilities and Stockholders’ Equity	$16,020	$20,123

NEUROLOGIX, INC. AND SUBSIDIARY
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

					For the period
					February 12, 1999
	Six Months Ended June 30,		Three Months Ended June 30,		(inception) through
	2009	2008	2009	2008	June 30, 2009
Revenues	$—	$—	$—	$—	$—
Operating expenses:
Research and development	3,658	1,829	2,249	747	23,275
General and administrative expenses	1,548	1,761	799	839	17,648

Loss from operations	(5,206)	(3,590)	(3,048)	(1,586)	(40,923)

Other income (expense):
Dividend, interest and other income	49	311	16	155	1,875
Interest expense-related parties	—	—	—	—	(411)
Charge for change in estimated fair value of derivative financial instruments — Warrants	(1,980)	—	809	—	(1,980)

Other income (expense), net	(1,931)	311	825	155	(516)

Net loss	(7,137)	(3,279)	(2,223)	(1,431)	$(41,439)

Preferred stock dividends	(1,451)	(1,230)	(734)	(641)
Charge for accretion of beneficial conversion feature	—	(562)	—	(562)
Charge for contingent beneficial conversion feature	—	(212)	—	(212)

Net loss applicable to common stock	$(8,588)	$(5,283)	$(2,957)	$(2,846)

Net loss applicable to common stock per share, basic and diluted	$(0.31)	$(0.19)	$(0.11)	$(0.10)

Weighted average common shares outstanding, basic and diluted	27,795,850	27,632,808	27,827,292	27,632,808

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